EXHIBIT 99.1

AMENDMENT

TO

PREMIERWEST BANCORP BY-LAWS

2.1 NUMBER AND ELECTION OF DIRECTORS.

(A) Size of the Board.  The Board of Directors shall consist of at least 5 but no more than 25 directors, of which no less than a majority shall be independent directors, the exact number of directors being fixed from time to time within this range by resolution of the Board of Directors.  A decrease in the number of directors will not have the effect of shortening the term of any incumbent director.  For the purposes of this Article 2, the term “independent” shall mean a director who is an independent director as defined under the rules of the NASD applicable to companies listed on Nasdaq.

(B) Election of Directors.  At each annual meeting, the shareholders will elect directors and each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.  A director need not be a shareholder of the Corporation.  Election of directors of the Corporation need not be by written ballot, unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation.  In an election where the number of board nominees exceeds the number of open board positions, the directors shall be elected by a plurality of the votes cast.

(C) Majority Vote.  In uncontested elections (where the number of nominees is the same as the number of open board positions), each director shall be elected by a majority of the votes cast at any such meeting for the election of directors at which a quorum is present.  A majority of votes casts means that the number of shares voted “for” the election of a director exceeds 50% of the number of votes cast with respect to such director’s election.  Votes cast shall include votes to withhold authority, but does not include abstentions with respect to that director’s election.

 (D) Resignation Policy.  If a nominee for director who is an incumbent director is not elected and no successor is elected at said meeting, then such director shall promptly tender his/her resignation to the Board of Directors after the meeting.  No later than 90 days after receipt of any such resignation, the Executive Committee will consider the resignation offer and make a recommendation to the full board of directors whether to accept or reject the offer to resign.  In making its recommendation, the Committee may consider any factors it deems relevant and appropriate, including without limitation (a) the perceived reason shareholders withheld votes in favor of the election of such director; (b) the qualifications and length of service of the director, (c) the director’s contributions to the Board; (d) the effect of the proposed resignation relative to compliance with the listing standards and securities regulations; (e) possible contractual ramifications resulting from accepting the offer to resign; and (f) the best interests of the Company and its shareholders. If the Board accepts the offer to resign, such resignation will become effective immediately upon the Board’s acceptance, as evidenced by written communication to the resigning board member.  To the extent one or more director’s resignation is accepted by the Board, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.  The Board will publicly disclose its decision (by press release, filing a report with the Securities and Exchange Commission, or any other broadly disseminated means of communication), and if it rejects the offer to resign, shall include an explanation of the reason(s) for rejecting the offer to resign.

Any director that tenders an offer to resign shall continue to serve as a director until such resignation is accepted by the Board; however, such director shall not participate in any manner in the deliberations regarding such director’s resignation offer.  If the resignation is not accepted, then such director shall continue to serve until the next annual meeting of the shareholders and until his/her successor is duly elected, or his/her earlier resignation or removal.  Any nominee not receiving a majority of the votes cast shall not be nominated to stand for re-election at the next meeting of shareholders in which directors are elected and shall not be appointed by the Board to subsequent unfilled vacancies.

The foregoing policy provides enhanced accountability of directors and responsiveness to shareholder votes, while permitting the Board the necessary discretion in considering whether a particular resignation is in the best interest of the Company at that time, and permits adequate time to allow the Board to seek a qualified replacement candidate without compromising the Company’s corporate governance process. The resignation process will be summarized in each proxy statement relating to the election of directors in all uncontested elections.